EXHIBIT 23.2

                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statement on Form S-8 of MSC.Software Corporation pertaining to the MSC.Software Corporation 1996 Employee Stock Purchase Plan, as amended, of our report dated February 28, 2001, with respect to the consolidated financial statements of MSC.Software Corporation included in the Annual Report
(Form 10-K) for the year ended December 31, 2001.

                                        /s/ERNST & YOUNG LLP


Los Angeles, California
September 30, 2002